UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 15, 2007

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 15, 2007, the Board of Directors of OurPet’s Company (“OurPet’s”) approved a Cat Litter Device Development Agreement (the “Agreement”) between Nottingham-Spirk Design Associates, Inc. (“NSDA”) and OurPet’s. The Agreement addresses the invoicing and payment of NSDA’s fees and expenses related to the development of certain products on behalf of OurPet’s as follows: (a) payment of $50,000 in deferred fees with restricted shares of OurPet’s common stock, calculated by dividing $50,000 by the average closing price of the Shares over the last ten (10) trading days prior to the date of this Agreement; (b) a deferred payment arrangement of fifty percent (50%) of the remaining development fees, which will be repaid through a royalty arrangement after the products are offered for sale on the retail market; and (c) payment upon receipt of invoice for the other fifty percent (50%) of fees plus any actual out-of-pocket expenses. One of the principals of NSDA is John Spirk, a member of OurPet’s Board of Directors and a shareholder, who abstained from participating in the Board action with respect to the Agreement. NSDA indirectly owns shares of OurPet’s common stock through its ownership interests in Pet Zone Products Ltd., a significant shareholder of OurPet’s common stock.

On January 16, 2007, OurPet’s executed an Indemnification Agreement with each of the members of the Board of Directors. The Indemnification Agreement sets forth the circumstances under which each Board member would be entitled to indemnification and/or advancement of fees from OurPet’s in the event the members of the Board were to be named as defendants in any legal action as a result of their serving as directors on the Board. The Indemnification Agreement also sets forth limitations on such rights to reduce or eliminate OurPet’s indemnification obligation in certain circumstances, such as when the OurPet’s is the plaintiff.

The foregoing descriptions of the Agreement and the Indemnification Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Agreement and the form of Indemnification Agreement, which are attached hereto as Exhibits 10.27 and 10.28 respectively.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms of the Agreement referenced above under Items 1.01, OurPet’s issued 50,454 shares of its common stock to NSDA as partial payment for deferred development fees incurred under the Agreement. The shares will be restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended. The shares issued were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.27	Cat Litter Device Development Agreement dated January 15, 2007 by and between Nottingham-Spirk Design Associates, Inc. and OurPet’s Company

10.28	Form of Indemnification Agreement, by and between OurPet’s Company and each of its Directors

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2007	OurPet’s Company

	By:	/s/ John G. Murchie
John G. Murchie, Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.27	Cat Litter Device Development Agreement dated January 15, 2007 by and between Nottingham-Spirk Design Associates, Inc. and OurPet’s Company

10.28	Form of Indemnification Agreement, by and between OurPet’s Company and each of its Directors